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                                                                    EXHIBIT 4.13

                                                                  EXECUTION COPY


                                SECOND AMENDMENT
                               TO CREDIT AGREEMENT


               This SECOND AMENDMENT TO CREDIT AGREEMENT (this "AMENDMENT") is dated as of November 12, 1999 and entered into by and among PACIFIC FINANCE & DEVELOPMENT CORP., a California corporation ("COMPANY"), and GENERAL ELECTRIC CAPITAL CORPORATION, as assignee of The Long Term Credit Bank of Japan ("BANK") and, for purposes of Section 5 hereof, the Credit Support Parties (as defined in Section 5 hereof), and is made with reference to that certain Third Amended and Restated Credit Agreement dated as of June 30, 1997, as amended by First Amendment dated December 10, 1998 (the "CREDIT AGREEMENT"), by and between Company and Bank. Capitalized terms used herein without definitions shall have the same meanings herein as set forth in the Credit Agreement.

                                    RECITALS

               WHEREAS, Company and Bank desire to amend the Credit Agreement to
(i) amend certain prepayment provisions, (ii) amend the Final Maturity Date, and
(iii) make certain other amendments as set forth below;

               NOW, THEREFORE, in consideration of the premises and the agreements, provisions and covenants herein contained, the parties hereto agree as follows:

               SECTION 1.   AMENDMENTS TO THE CREDIT AGREEMENT

               1.1   AMENDMENTS TO SECTION 1:  PROVISIONS RELATING
                     TO DEFINED TERMS

               A. Subsection 1.1 of the Credit Agreement is hereby amended by replacing the definition of "FINAL MATURITY DATE" with the definition set forth below, and adding thereto the following definition which shall be inserted in proper alphabetical order:

               "BASIC AGREEMENT" means the Basic Agreement to be entered among Mortgagor, Mori Building Co., Ltd., Consumer Products and Revlon Kabushiki Kaisha.

               "FINAL MATURITY DATE" means the earlier of (i) the Professional Products Disposition Date and (ii) December 31, 2000.

               "PROFESSIONAL PRODUCTS DISPOSITION DATE" means the closing date of the sale of the business (the "Professional Products Business") conducted by Consumer Products and its Affiliates of manufacturing, marketing and selling (i) professional salon hair care products; (ii) ethnic hair care products; and (iii) retail hair care and personal care products principally in Spain, Portugal and Italy; provided, however, that if the closing date of the

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               sale of the Professional Products Business conducted inside the
               United States occurs on a different date than the closing date of the sale of the Professional Products Business conducted outside the United States, the Professional Products Disposition Date shall be the later of the two closing dates.

               1.2   AMENDMENTS TO SECTION 2:  AMOUNT AND TERMS OF LOAN

               A. Subsection 2.06(b) of the Credit Agreement is hereby amended by deleting the text appearing therein and substituting therefor the following:

               "The outstanding principal amount of the Loan and all accrued and unpaid interest and all Bank Charges and other amounts due to the Bank under this Agreement shall be due and payable on the Final Maturity Date."

               B. Subsection 2.06(d) of the Credit Agreement is hereby amended by adding the following clause at the end of the first sentence thereof:

               "provided further, that the disposition of the Roppongi Property (as defined in the Basic Agreement) as contemplated by the Basic Agreement shall be exempt from the prepayment provisions of this
               Section 2.06(d) if the Swap Transaction is completed concurrently therewith in accordance with Section 4 below (including, without limitation, the substitution of the Minami Aoyama Land for the Roppongi Property as provided in Section 4)."

               SECTION 2.  CONDITIONS TO EFFECTIVENESS

               Section 1 of this Amendment shall become effective only upon the satisfaction of all of the following conditions precedent (the date of satisfaction of such conditions being referred to herein as the "SECOND AMENDMENT EFFECTIVE DATE"):

               A. On or before the Second Amendment Effective Date, Company shall deliver to Bank the following, each, unless otherwise noted, dated the Second Amendment Effective Date:

                  (i) Certified copies of its Certificate of Incorporation,
               together with a good standing certificate from the Secretary of State of the State of California, each dated a recent date prior to the Second Amendment Effective Date;

                  (ii) Copies of its Bylaws, certified by its corporate
               secretary or an assistant secretary;

                  (iii) Resolutions of its Board of Directors approving and
               authorizing the execution, delivery, and performance of this Amendment, certified by its corporate secretary or an assistant secretary as being in full force and effect without modification or amendment;


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                  (iv) Signature and incumbency certificates of its officers executing this Amendment;

                  (v) An opinion of Robert K. Kretzman, Senior Vice President,
               Deputy General Counsel and Secretary of Consumer Products, in form and substance reasonably satisfactory to the Bank and its counsel; and

                  (vi) Executed copies of this Amendment executed by Company and each Credit Support Party.

               B. On or before the Second Amendment Effective Date, Company shall have received the consent of the Required Lenders (as defined in the New Consumer Products Credit Agreement) to this Amendment.

               SECTION 3.  COMPANY'S REPRESENTATIONS AND WARRANTIES

               In order to induce Bank to enter into this Amendment and to amend the Credit Agreement in the manner provided herein, Company represents and warrants to Bank that the following statements are correct and complete:

               A. CORPORATE POWER AND AUTHORITY. Each Obligor has all requisite corporate power and authority to enter into this Amendment, and to carry out the transactions contemplated by, and perform its obligations under, the Credit Agreement as amended by this Amendment (the "AMENDED AGREEMENT") and each of the other Operative Agreements, as applicable.

               B. AUTHORIZATION OF AGREEMENTS. The execution and delivery of this Amendment and the performance of the Amended Agreement by Company have been duly authorized by all necessary corporate action on the part of Company and the execution and delivery of this Amendment have been duly authorized by all necessary corporate action on the part of each of the other Obligors.

               C. NO CONFLICT. The execution and delivery by each Obligor of this Amendment and the performance by Company of the Amended Agreement do not and will not (i) violate any provision of any law or any governmental rule or regulation applicable to any Obligor or any of their respective Subsidiaries, the Certificate or Articles of Incorporation or Bylaws of any Obligor or any of their respective Subsidiaries or any order, judgment or decree of any court or other agency of government binding on any Obligor or any of their respective Subsidiaries, (ii) conflict with, result in a breach of or constitute (with due notice or lapse of time or both) a default under any material contractual obligation of any Obligor or any of their respective Subsidiaries (including without limitation the New Consumer Products Credit Agreement, the Subsidiary Guaranty and the Revlon Senior Notes), (iii) result in or require the creation or imposition of any Lien upon any of the properties or assets of any Obligor or any of its Subsidiaries (other than Liens created under any of the Operative Agreements in favor of Bank), or (iv) require any approval of stockholders or any approval or consent of any Person under any material contractual obligation of any Obligor or any of their respective Subsidiaries.


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               D. GOVERNMENTAL CONSENTS. The execution and delivery by each
Obligor of this Amendment and the performance by Company of the Amended Agreement do not and will not require any registration with, consent or approval of, or notice to, or other action to, with or by, any federal, state or other governmental authority or regulatory body.

               E. BINDING OBLIGATION. This Amendment and, in the case of Company, the Amended Agreement have been duly executed and delivered by each Obligor and are the legally valid and binding obligations of each Obligor, enforceable against each Obligor in accordance with their respective terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or limiting creditors' rights generally or by equitable principles relating to enforceability.

               F. INCORPORATION OF REPRESENTATIONS AND WARRANTIES FROM CREDIT AGREEMENT. The representations and warranties contained in Section 5 of the Credit Agreement are and will be correct and complete in all material respects on and as of the Second Amendment Effective Date to the same extent as though made on and as of that date, except to the extent such representations and warranties specifically relate to an earlier date, in which case they were true, correct and complete in all material respects on and as of such earlier date.

               G. ABSENCE OF DEFAULT. No event has occurred and is continuing and after giving effect to this Amendment, no event will result that would constitute an Event of Default or a Potential Event of Default.

               SECTION 4.  ACKNOWLEDGEMENT AND CONSENT BY COMPANY AND BANK

               In accordance with the terms of the Basic Agreement, Mortgagor expects to transfer all its right, title and interest in the Roppongi Property to Mori Building Co., Ltd., and Mori Building Co. Ltd. expects to transfer all its right, title and interest in the Minami Aoyama Land (as defined in the Basic Agreement) to Mortgagor (such transfers, the "Swap Transaction"). In connection with the closing of the transactions contemplated by the Basic Agreement, Bank and Company hereby agree to take such further action, including causing the Mortgage to be amended or replaced (at the sole expense of the Company, including, without limitation, Bank's reasonable legal fees and expenses) as may reasonably be necessary to release the Lien of the Mortgage on the Roppongi Property and to provide that the Minami Aoyama Land shall be the Property subject to the Mortgage, free and clear of other liens. In connection with any such closing, the Company will deliver or cause to be delivered to Bank (i) an opinion of Japanese counsel in form and substance reasonably acceptable to Bank and customary for transactions of this type in Japan, as to the effectiveness and first priority of the lien on the Minami Aoyama Land in favor of Bank and the absence of other liens on the Minami Aoyama Land, and (ii) documents evidencing authorization of Mortgagor to enter into the transactions contemplated by this Section 4. From and after any such closing, the term "Mortgage" shall mean the Mortgage as so amended or replaced.


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               SECTION 5.  ACKNOWLEDGEMENT AND CONSENT BY CREDIT SUPPORT PARTIES

               Company is a party to the Pledge Agreement, as amended through the Second Amendment Effective Date, pursuant to which Company has created Liens in favor of Bank on certain collateral to secure the Loan Obligations. Mortgagor is a party to the Mortgage and the Mortgagor Acknowledgement, in each case as amended through the Second Amendment Effective Date, pursuant to which Mortgagor has created Liens in favor of Bank on certain collateral to secure the Loan Obligations. Revlon International is a party to the Stock Pledge Agreement, as amended through the Second Amendment Effective Date, pursuant to which Revlon International has pledged certain collateral to Bank to secure the Loan Obligations. Consumer Products is a party to the Consumer Products Guarantee, as amended through the Second Amendment Effective Date, pursuant to which Consumer Products has guaranteed the Loan Obligations. Company, Revlon International, Mortgagor and Consumer Products are collectively referred to herein as the "Credit Support Parties," and the Mortgage, the Pledge Agreement, the Stock Pledge Agreement, and the Consumer Products Guarantee are collectively referred to herein as the "Credit Support Documents."

               Each Credit Support Party hereby acknowledges that it has reviewed the terms and provisions of the Credit Agreement and this Amendment and consents to the amendment of the Credit Agreement effected pursuant to this Amendment. Each Credit Support Party hereby confirms that each Credit Support Document to which it is a party or otherwise bound and all collateral encumbered thereby (except as otherwise permitted under Section 4 hereof) will continue to guaranty or secure, as the case may be, to the fullest extent possible the payment and performance of all "Loan Obligations," "Guaranteed Obligations" and "Secured Obligations," as the case may be (in each case as such term is defined in the applicable Credit Support Document), including without limitation the payment and performance of all such Loan Obligations," "Guaranteed Obligations" or "Secured Obligations," as the case may be, in respect of the Loan Obligations of the Company now or hereafter existing under or in respect of the Amended Agreement and the Notes defined therein.

               Each Credit Support Party acknowledges and agrees that any of the Credit Support Documents to which it is a party or otherwise bound shall continue in full force and effect and that all of its obligations thereunder shall be valid and enforceable and shall not be impaired or limited by the execution or effectiveness of this Amendment. Each Credit Support Party represents and warrants that all representations and warranties contained in the Amended Agreement and the Credit Support Documents to which it is a party or otherwise bound are true, correct and complete in all material respects on and as of the Second Amendment Effective Date to the same extent as though made on and as of that date, except to the extent such representations and warranties specifically relate to an earlier date, in which case they were true, correct and complete in all material respects on and as of such earlier date.

               Each Credit Support Party acknowledges and agrees that (i) notwithstanding the conditions to effectiveness set forth in this Amendment, such Credit Support Party is not required by the terms of the Credit Agreement or any other Operative Agreement to consent to the amendments to the Credit Agreement effected pursuant to this Amendment and (ii) nothing in the


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Credit Agreement, this Amendment or any other Operative Agreements shall be deemed to require the consent of such Credit Support Party to any future amendments to the Credit Agreement.

               SECTION 6.  MISCELLANEOUS

               A. REFERENCE TO AND EFFECT ON THE CREDIT AGREEMENT AND THE OTHER OPERATIVE AGREEMENTS.

                  (i) On and after the Second Amendment Effective Date, each reference in the Credit Agreement to "this Agreement", "hereunder", "hereof", "herein" or words of like import referring to the Credit Agreement, and each reference in the other Operative Agreements to the "Credit Agreement", "thereunder", "thereof" or words of like import referring to the Credit Agreement shall mean and be a reference to the Amended Agreement.

                  (ii) Except as specifically amended by this Amendment, the
               Credit Agreement and the other Operative Agreements shall remain in full force and effect and are hereby ratified and confirmed.

                  (iii) The execution, delivery and performance of this
               Amendment shall not, except as expressly provided herein, constitute a waiver of any provision of, or operate as a waiver of any right, power or remedy of Bank under, the Credit Agreement or any of the other Operative Agreements.

               B. FEES AND EXPENSES. Company acknowledges that all costs, Bank Charges, fees and reasonable out-of-pocket third party expenses incurred by Bank and its counsel with respect to this Amendment and the documents and transactions contemplated hereby shall be for the account of Company.

               C. TERMINATION. Either party may terminate this Amendment from and after November 30, 1999 if the conditions to effectiveness shall not have been satisfied on or before such date. In such event, this Amendment shall be void and of no further force of effect, and neither party shall have any liability or further obligation of any nature to the other party under this Amendment except as provided in Section 6.B. Termination of this Amendment under this Section 6.C shall in no event affect the obligations of the parties under the Credit Agreement of other Operative Agreements.

               D. HEADINGS. Section and subsection headings in this Amendment are included herein for convenience of reference only and shall not constitute a part of this Amendment for any other purpose or be given any substantive effect.

               E. APPLICABLE LAW. THIS AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF CALIFORNIA WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES.


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               F. COUNTERPARTS; EFFECTIVENESS. This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument; signature pages may be detached from multiple separate counterparts and attached to a single counterpart so that all signature pages are physically attached to the same document. This Amendment (other than the provisions of Section 1 hereof, the effectiveness of which is governed by
Section 2 hereof) shall become effective upon the execution of a counterpart hereof by Company and Bank and receipt by Company and Bank of written, telephonic or facsimile notification of such execution and authorization of delivery thereof. Any party executing this Amendment by facsimile shall promptly provide and executed original to the other parties.

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               IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered by their respective officers thereunto duly authorized as of the date first written above.

                                PACIFIC FINANCE & DEVELOPMENT CORP.


                                By:  /s/ Robert K. Kretzman
                                     --------------------------------------
                                Name:  Robert K. Kretzman
                                Title: Vice President and Secretary


                                REVLON CONSUMER PRODUCTS CORPORATION (for purposes of Section 5 only)


                                By:  /s/ Robert K. Kretzman
                                     --------------------------------------
                                Name:  Robert K. Kretzman
                                Title: Senior Vice President, Deputy General
                                       Counsel and Secretary


                                REVLON INTERNATIONAL CORPORATION (for purposes of Section 5 only)


                                By:  /s/ Robert K. Kretzman
                                     --------------------------------------
                                Name:  Robert K. Kretzman
                                Title: Vice President and Secretary


                                REVLON REAL ESTATE KABUSHIKI KAISHA (for purposes of Section 5 only)


                                By:  /s/ H. Timothy Ricks
                                     --------------------------------------
                                Name:  H. Timothy Ricks
                                Title: Representative Director




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                                GENERAL ELECTRIC CAPITAL CORPORATION


                                By:  /s/ William S. Richardson
                                     --------------------------------------
                                Name: William S. Richardson
                                Title: Duly Authorized Sigantory
















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